Matisse Funds 485BPOS

Exhibit (e)(1)

DISTRIBUTION AGREEMENT

This Distribution Agreement (the “Agreement”) is made effective this May 28, 2026, by and between Starboard Investment Trust, a Delaware statutory trust (the “Trust”), on behalf of its Funds (defined below), and Paralel Distributors LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Trust is a registered open-end management investment company organized under the Investment Company Act of 1940, as amended (the “1940 Act”) with separate and distinct series (each series a “Fund” and collectively the “Funds”) registered with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the Trust intends to create and redeem shares of beneficial interest (the “Shares”) of each Fund on a continuous basis.

WHEREAS, the Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

WHEREAS, the Trust desires to retain the Distributor to (i) act as the principal underwriter of the Funds.

WHEREAS, the Distributor desires to provide the services described herein to the Trust subject to the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.        Appointment. The Trust hereby appoints the Distributor to serve as the principal underwriter of each Fund listed in Exhibit A hereto (as may be amended by the Trust from time to time on written notice to the Distributor and agreed to by the Distributor) on the terms and for the period set forth in this Agreement and subject to the registration requirements of the federal securities laws and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

2.        Definitions. Wherever they are used herein, the following terms have the following respective meanings:

(a)          “Prospectus” means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the SEC from time to time;

(b)          “Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect;

(c)          All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.       Duties of the Distributor

(a)          The Distributor agrees to act as agent of the Trust for distribution of the Shares of the Funds, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus.

(b)          During the continuous public offering of Shares of the Funds, the Distributor shall use commercially reasonable efforts to distribute the Shares. All orders for Shares shall be made through financial intermediaries or directly to the applicable Fund or its designated agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Trust or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Shares in uncertificated form. The Distributor shall not be obligated to sell any certain number of Shares.

(c)          The Distributor shall maintain membership with the NSCC and any other similar successor organization to sponsor a participant number for the Funds so as to enable the Shares to be traded through FundSERV. The Distributor shall not be responsible for any operational matters associated with FundSERV or Networking transactions.

(d)          The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Funds other than as contained in the Prospectus and any sales literature and advertising materials specifically approved by the Trust.

(e)          Distributor shall review and approve, prior to use, all Trust marketing materials (“Marketing Materials”) for compliance with SEC and FINRA advertising rules and will file all Marketing Materials required to be filed with FINRA.  The Distributor agrees to furnish to the Fund’s investment adviser any comments provided by FINRA with respect to such materials.

(f)           The Trust agrees to redeem or repurchase Shares tendered by shareholders of the Funds in accordance with the Trust’s obligations in the Prospectus and the Registration Statement. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor.

(g)          The Distributor may, in its discretion, and shall, at the request of the Fund enter into agreements with such qualified broker-dealers and other financial intermediaries as it may select (the “Financial Intermediaries”), in order that such Financial Intermediaries may sell Shares of the Fund. The form of any selling agreement to be used with such Financial Intermediaries shall be approved by the Trust and Distributor. The Distributor shall not be obligated to make any payments to the Financial Intermediaries or other third parties, unless (i) the Distributor has received an authorized payment from the Fund and (ii) such payment has been approved by the Board of Trustees.

(h)          The Distributor shall monitor amounts paid under Rule 12b-1 plans and pursuant to sales loads to ensure compliance with applicable FINRA rules. The Distributor shall administer Rule 12b-1 payments to payees, as applicable.

(i)           The Distributor shall prepare reports for the Board regarding its activities under this Agreement, including reports regarding the use of any 12b-1 payments received by the Distributor, as from time to time shall be reasonably requested by the Board.

(j)           The Distributor agrees to maintain and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act. The Distributor agrees that all records which it maintains pursuant to the 1940 Act for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request; provided, however, that Distributor may retain all such records required to be maintained by Distributor pursuant to applicable FINRA or SEC rules and regulations.

(k)          The Distributor agrees to maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s Chief Compliance Officer or Board of Trustees.

4.        Duties of the Trust.

(a)          The Trust shall take, or cause to be taken, all necessary action to register the Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust, on behalf of each Fund, authorizes the Distributor to use the Prospectus, in the forms furnished to the Distributor from time to time, in connection with the sale of Shares.

(b)          The Trust agrees to advise the Distributor promptly in writing:

(i)	of any material correspondence or other communication by the SEC or its staff relating to the Trust or a Fund, including requests by the SEC for amendments to a Registration Statement or Prospectus (not including routine comments on post-effective amendments to the Registration Statement);

(ii)	in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)	of the happening of any event, of which the Trust is aware or reasonably should be aware, which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

(iv)	of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC (not including routine comments on post-effective amendments to the Registration Statement);

(v)	in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the repurchase of Shares of the Fund at any time as permitted by the 1940 Act or the rules of the SEC; and

(vi)	of the commencement of any litigation or proceedings against the Trust, or a Fund, or any of its officers or directors, that the Trust know of, or reasonably should know of, in connection with the issue and sale of any of the Shares.

(c)          The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Distributor in writing of the states in which the Shares may be sold and of any changes to such information.

(d)          The Trust agrees to file from time to time such amendments to each Fund’s Registration Statement and Prospectus as may be necessary in order that the Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)          The Trust shall fully cooperate in the efforts of the Distributor to arrange for the distribution of Shares. In addition, the Trust shall provide to the Distributor from time to time copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by their independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Trust shall forward a copy of the Registration Statement, or amendments thereto, to the Distributor promptly following such filings. The Trust and each Fund (including each Fund’s investment adviser) represents that it will not use or authorize the use of any marketing material unless and until such materials have been approved and authorized for use by the Distributor.

(f)           The Trust shall provide and cause each other agent or service provider to the Funds, including each Fund’s transfer agent and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that may be necessary for the Distributor to perform its duties under this Agreement.

(g)          The Trust shall inform Distributor of any such jurisdictions in which the Trust, on behalf of its Funds, has filed notice filings for Shares for sale under the securities laws thereof and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

(h)          The Trust shall not file any amendment to the Registration Statement or Prospectus that materially amends any provision therein which pertains to Distributor or the distribution of the Shares or the applicable sales loads or public offering price without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

(i)           The Trust has adopted reasonably designed policies and procedures pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Trust (and relevant agents) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Trust, its Funds and the owners of the Shares.

5.       Fees and Expenses.

(a)          In consideration of Distributor’s services in connection with the distribution of Shares of the Funds, Distributor shall receive the compensation set forth in Exhibit B. Except as otherwise specified in this Agreement or in any separate agreements agreed to with a Fund’s investment adviser (the “Investment Adviser”), Distributor shall be entitled to no compensation or reimbursement of expenses for services provided by Distributor pursuant to this Agreement.

(b)       The Trust and the Funds shall bear all costs and expenses in connection with registration of the Shares with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Shares and communications with its shareholders, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related marketing material, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust and the Funds.

(d)        Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from a Fund’s Investment Adviser with respect to any services performed under this Agreement, as may be agreed upon by the parties from time to time.

6.       Indemnification.

(a)       The Distributor will not be liable for and the Trust, on behalf of each Fund, agrees to indemnify and hold harmless the Distributor, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, its officers, employees, agents and directors or such control persons, for purposes of this paragraph, a “Distributor Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) (“Losses”) that a Distributor Indemnitee may incur arising out of or based upon: (i) Distributor serving as distributor for the Trust pursuant to this Agreement; (ii) the allegation of any wrongful act of the Trust or any of its directors, officers, employees or affiliates in connection with its duties and responsibilities in this Agreement; (iii) any claim that the Registration Statement, Prospectus, Statement of Additional Information, product description, shareholder reports, Marketing Materials and advertisements specifically approved by the Trust and/or Investment Adviser or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, Statement of Additional Information and product description, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law; (iv) the breach by the Trust of any obligation, representation or warranty contained in this Agreement; or (v) the Trust’s failure to comply in any material respect with applicable securities laws.

(b)       The Distributor agrees to indemnify and hold harmless the Trust, on behalf of each Fund, and each of its Trustees and officers and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph, the Trust and each of its Trustees and officers and its controlling persons are collectively referred to as the “Trust Indemnitees”) against any Losses arising out of or based upon (i) any willful misfeasance, bad faith or gross negligence of the Distributor or any of its directors, officers, employees or affiliates, taken in connection with its activities as Distributor pursuant to this Agreement; (ii) the Distributor’s failure to comply in any material respect with applicable securities laws, including applicable FINRA regulations due to the Distributor’s willful misfeasance, bad faith or gross negligence; or (iii) any allegation that the Registration Statement, Prospectus, Statement of Additional Information, product description, shareholder reports, any information or materials relating to the Funds (as described in section 3(g)) or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust, in writing, by the Distributor.

In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them. The indemnifying party agrees to notify the indemnified party promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any Shares.

(c)       No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

(d)       The Trust acknowledges and agrees that as part of its duties, Distributor will enter into agreements with certain Financial Intermediaries (each such agreement, a “Selling Agreement”). The Financial Intermediaries may insert and require that Distributor agree to certain provisions in the Selling Agreements that contain representations, undertakings and indemnification that are not included in the form-of Selling Agreement (each such modified Selling Agreement, a “Non-Standard Selling Agreement”) approved by the Trust and Distributor.

To the extent that Distributor agrees to enter into any Non-Standard Selling Agreement, the Trust, on behalf of the Funds, shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) the Distributor’s actions or failures to act pursuant to any Non-Standard Selling Agreement; (b) any representations made by the Distributor in any Non-Standard Selling Agreement to the extent that the Distributor is not required to make such representations in the form-of Selling Agreement; or (c) any indemnification provided by the Distributor under a Non-Standard Selling Agreement. In no event shall this provision be construed as requiring Distributor be required to enter into any Non-Standard Selling Agreement under this Agreement.

7.       Representations.

(a)	The Distributor represents and warrants that:

1.	(i) it is duly organized as a Delaware limited liability company and is and at all times will remain duly authorized and licensed under applicable law to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; (iv) it is registered as a broker-dealer under the 1934 Act and is a member of FINRA; and (v) it has in place compliance policies and procedures reasonably designed to prevent violations of the Federal Securities Laws as that term is defined in Rule 38a-1 under the 1940 Act.

2.	All activities by the Distributor and its agents and employees in connection with the services provided in this Agreement shall comply with the Registration Statement and Prospectus, the instructions of the Trust, and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the 1934 Act, including FINRA.

(b)       The Trust represents and warrants that:

1.	(i) it is duly organized as a Delaware statutory trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iv) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound; (v) the Registration Statement and each Fund’s Prospectus have been prepared, and all Marketing Materials shall be prepared, in all materials respects, in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC (the “Rules and Regulations”); and (vi) the Registration Statement and each Fund’s Prospectus contain, and all Marketing Materials shall contain, all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations; (vii) all statements of fact contained therein, or to be contained in all Marketing Materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, any Fund’s Prospectus, nor any Marketing Materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund’s Prospectus in light of the circumstances in which made, not misleading; and (viii) except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Shares will be the aggregate net asset value of the Shares of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus;

2.	it shall file such amendment or amendments to the Registration Statement and each Fund’s Prospectus as, in the light of future developments, shall, in the opinion of the Trust’s counsel, be necessary in order to have the Registration Statement and each Fund’s Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading. The Trust shall not file any amendment to the Registration Statement or each Fund’s Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or any Fund’s Prospectus as the Trust may deem advisable. The Trust will also notify the Distributor in the event of any stop order suspending the effectiveness of the Registration Statement. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or any Fund’s Prospectus; and

(c)       The Distributor and the Trust each individually represent that its anti-money laundering program (“AML Program”), at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v)  provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records. Notwithstanding the foregoing, the Trust acknowledges that the Authorized Participants are not “customers” for the purposes of 31 CFR 103.

(d)       The Distributor and the Trust each individually represent and warrant that: (i) it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation; and (ii) it will comply with all of the applicable terms and provisions of the 1934 Act.

8.       Duration, Termination and Amendment.

(a)       This Agreement shall be effective on the date set forth above, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually (i) by vote of a majority of the Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party or (ii) by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on at least sixty (60) days prior written notice. This Agreement shall automatically terminate without the payment of any penalty in the event of its assignment. As used in this paragraph, the terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person” shall have the respective meanings specified in the 1940 Act.

(b)       No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by both parties.

9.       Notice. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Paralel:	(ii) If to the Trust:
Paralel Distributors LLC 1700 Broadway Suite 2100 Denver, Colorado 80290 Attn: General Counsel Email:legalnotice@paralel.com; chris@paralel.com	Starboard Investment Trust 116 South Franklin Street Post Office Box 69 Rocky Mount, North Carolina 27802

10.       Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Colorado, without giving effect to the choice of laws provisions thereof. Each party to this Agreement, by its execution hereof (i) irrevocably submits to the exclusive jurisdiction of the state courts of the State of Colorado or the United States District Courts for the State of Colorado for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and (ii) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

11.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.       Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement’s intent and purpose, be amended, to the extent legally possible, in order to effectuate the intended results of such invalid provisions.

13.       Insurance. The Distributor will maintain at its expense an errors and omissions insurance policy adequate to cover services provided by the Distributor hereunder.

14.       Confidentiality. During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as provided by the other party or as required by law. Upon termination of this Agreement for any reason, or as otherwise requested by the Trust, all Confidential Information held by or on behalf of Trust shall be promptly returned to the Trust, or an authorized officer of the Distributor will certify to the Trust in writing that all such Confidential Information has been destroyed. This section 14 shall survive the termination of this Agreement. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by the SEC or other governmental regulatory agency with jurisdiction over the parties hereto or (ii) requested to do so by the other party.

15.       Liability of Officers, Directors, and Funds. This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of the Trust, or any other Fund of the Trust. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund of the Trust shall be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of that Fund.

16.       Use of Names; Publicity. The Trust shall not use the Distributor’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, in a manner not approved by the Distributor in writing prior to such use, such approval not to be unreasonably withheld. The Distributor hereby consents to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority.

The Distributor shall not use the name Starboard Investment Trust in any offering material, shareholder report, advertisement or other material relating to the Distributor, other than for the purpose of merely identifying the Trust as a client of Distributor hereunder, in a manner not approved by the Trust in writing prior to such use; provided, however, that the Trust shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.

17.      Exclusivity. Nothing herein contained shall prevent the Distributor from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles.

--Execution page follows--

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

Starboard Investment Trust
A Delaware statutory trust

By:	/s/ Katherine M. Honey
Name:	Katherine M. Honey, President

PARALEL DISTRIBUTORS LLC
A Delaware limited liability company

By:	/s/ Brad Swenson
Name:	Brad Swenson
Title:	President

EXHIBIT A

Series of the Trust

●	Matisse Discounted Bond CEF Strategy

●	Matisse Discounted Closed-End Fund Strategy

●	Sector Rotation Fund

A-1

EXHIBIT B

Compensation

Notwithstanding anything to the contrary, amounts owed to the Distributor pursuant to the below fee schedule shall only be paid out of the assets and property of the particular Fund involved, if applicable.

SALES CHARGES:

1.       With respect to any Class of Shares which imposes an initial sales charge or sales load, or contingent deferred sales load, that part of the sales charges or sales loads which is retained by the Distributor after reallowance of discounts to dealers as set forth, if required, in the Registration Statement, including the Prospectus, filed with the SEC and in effect at the time of the offering, as amended.

2.       With respect to Institutional Class or other Class of Shares which does not impose an initial sales charge or sales load, if any, the Distributor shall not be entitled to any compensation with regard to sales charges or sales loads.

3.       With respect to any future Class of Shares, the Distributor shall be entitled to such consideration as the Trust and the Distributor shall agree upon at the time such Class of Shares is established.

Such commissions shall not exceed the maximum of the applicable sale amount and shall be paid by the Distributor to the applicable Financial Intermediaries as set forth in the Registration Statement and only after, for so long as and to the extent that the Distributor has received such sales loads from the Fund.

DISTRIBUTION AND SERVICING PLANS:

The Trust has in effect with respect to the Funds Distribution and Shareholder Servicing Plan(s) that are in compliance with Rule 12b-1 under the 1940 Act approved by the Trust, and its Board (the “Distribution and Servicing Plan(s)”). The Trust shall be responsible for all compensation and reimbursements pursuant to this Agreement, or such portions thereof as are authorized under the Distribution and Servicing Plan(s).

The Trust, on behalf of its Funds, will pay to the Distributor a fee under the Distribution and Servicing Plan(s) for the applicable Classes of Shares at an annual rate as set forth in each Fund’s Registration Statement, based on the aggregate net assets of a Fund attributable to such class. The Funds will not pay to the Distributor any fee under the Distribution and Servicing Plan(s) for Institutional Class Shares or any Class of Shares which does not impose a fee under the Distribution and Servicing Plan(s). All such compensation and reimbursements shall be paid by the Distributor to the applicable Financial Intermediaries as set forth in the Registration Statement and only after, for so long as and to the extent that the Distributor has received such compensation and reimbursements from the Trust, on behalf of its Funds. Any amounts remaining under the Distribution and Servicing Plan(s) following the payment of compensation to Financial Intermediaries shall be retained by the Distributor.

In addition, the Trust, on behalf of its Funds, may pay to the Distributor the shareholder services fee for each Class at an annual rate as set forth in each Fund’s Registration Statement, based on the aggregate net assets of a Fund attributable to such Class, for shareholder servicing expenses under a Fund’s Shareholder Services Plan (if applicable) that is payable to the Financial Intermediaries. All such shareholder servicing expenses shall be paid by the Distributor to the applicable Financial Intermediaries for so long as and to the extent that the Distributor has received such compensation and reimbursements from the Trust, on behalf of its Funds. Distributor shall not retain and shall return any shareholder services fee amounts remaining after payment of the shareholder servicing expenses to such financial intermediaries.

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